EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.


                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                                YOUR PROXY TODAY!


                   Please detach at perforation before mailing.

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                       MENTOR INCOME AND GROWTH PORTFOLIO,
                            a series of Mentor Funds


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 15, 1999


         The undersigned, revoking all Proxies heretofore given, hereby appoints Paul F. Costello, Gordon Forrester, Michael H. Koonce and Maureen E. Towle or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Mentor Income and Growth Portfolio, a series of Mentor Funds ("Mentor Income and Growth"), that the undersigned is entitled to vote at the special meeting of shareholders of Mentor Income and Growth to be held at 2:00 p.m. on Friday, October 15, 1999 at the offices of Mentor Funds, 901 East Byrd Street, Richmond, Virginia 23219 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                           NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 1999


                           ----------------------------------------

                           ----------------------------------------
                           Signature(s) and Title(s), if applicable

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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF MENTOR FUNDS.  THIS PROXY WILL BE VOTED AS SPECIFIED BELOW
WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING
PROPOSALS.  THE SHARES REPRESENTED HEREBY WILL BE VOTED AS
INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED.  THE
BOARD OF TRUSTEES OF MENTOR FUNDS RECOMMENDS A VOTE FOR THE
PROPOSALS.  PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK.  DO
NOT USE RED INK.  EXAMPLE:                           X

         1. To approve an Agreement and Plan of Conversion and Termination whereby Mentor Income and Growth will be reorganized as a series of Evergreen Equity Trust.

          ---                   ---                           ---
         /__/     FOR          /__/      AGAINST             /__/      ABSTAIN

         2. To approve the proposed reclassification of the investment objective of Mentor Income and Growth from fundamental to nonfundamental.



          ---                        ---                       ---
         /__/ FOR                   /__/ AGAINST              /__/ ABSTAIN


         3. To approve the proposed changes to Mentor Income and Growth's fundamental investment restrictions.

     ---                       ---                         ---
    /__/     FOR ALL          /__/ AGAINST  ALL           /__/ ABSTAIN ALL

          ---
         /__/              To vote against    or to
                           abstain from voting on one or more of the
                           proposed changes to the specific fundamental
                           investment restrictions, but to approve
                           all others,         check the box    on the
                           left     and indicate the      number(s) of
                           the             investment
                           restriction(s) you do not want to change
                                                 ---
                                      in the appropriate boxes below.
                           Please see Exhibit C of the Prospectus/Proxy
                           Statement to determine which sub-proposal topics are applicable to Mentor Income and Growth.


         If you choose to vote differently on individual restrictions you must mail in your proxy card. If you choose to vote the same on all restrictions pertaining to Mentor Income and

         Growth, telephone and Internet voting are available.

         3A.      Diversification
         3B.      Concentration
         3C.      Senior securities
         3D.      Borrowing
         3E.      Underwriting
         3F.      Real estate
         3G.      Commodities
         3H.      Lending
         3I.      To reclassify as nonfundamental
              certain fundamental restrictions
          that are no longer required to be
                  fundamental:


3I(i).            Short sales                       To vote against a
3I(ii).           Margin purchases                  particular proposed
3I(iii).          Pledging                          change applicable to
3I(iv).           Restricted securities             Mentor Income and
3I(v).            Unseasoned issuers                Growth write the
3I(vi).           Illiquid securities               number(s) in the box
3I(vii).          Officers' and directors'          below.
                  ownership of securities           ___________________
3I(viii).         Control or management             /_________________/
3I(ix).           Joint trading
3I(x).            Other investment                  To abstain from
                  companies                         voting on a
3I(xi).           Oil, gas and minerals             particular proposed
3I(xii).          Foreign securities                change applicable to
3I(xiii).         Warrants                          Mentor Income and
                                                    Growth write the
                                                    number(s) in the box
                                                    below.
                                                    -------------------
                                                    /-----------------/



     4. To approve an Agreement and Plan of Reorganization whereby Evergreen Capital Balanced Fund, a series of Evergreen Equity Trust, will (i) acquire all of the assets of Mentor Income and Growth in exchange for shares of Evergreen Capital Balanced Fund; and (ii) assume the identified liabilities of Mentor Income and Growth, as substantially described in the accompanying Prospectus/Proxy Statement.

       ---                   ---                                ---
      /__/     FOR          /__/      AGAINST                  /__/      ABSTAIN



         5. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

          ---                   ---                           ---
         /__/     FOR          /__/      AGAINST             /__/      ABSTAIN

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This redlined draft, generated by CompareRite - The Instant Redliner,  shows the
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revised document: F:\JAD\SALEM29\CAPBAL\PEA1PROX.C

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                                                           -5-

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